Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the agreement to purchase all of the outstanding shares of Provista Diagnostics Inc. (“Provista”), among Todos Medical Ltd. (“Todos Medical” or, the “Company”) Provista, Strategic Investment Holdings, LLC (“SIH”), and Ascenda BioSciences LLC (“Ascenda”) (the “Agreement to Purchase”).

The unaudited pro forma combined balance sheet data assumes that the Agreement to Purchase closed on March 31, 2021, and combines the historical balance sheets of Todos Medical and Provista as of such date. The unaudited pro forma condensed combined statement of operations data assumes that the Agreement to Purchase closed as of January 1, 2020, and combines the historical results of Todos Medical and Provista for the year ended December 31, 2020, and for the three months ended March 31, 2021. The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of Article 11 of SEC Regulation S-X. The historical financial statements of Todos Medical and Provista have been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined company’s results.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Todos Medical and Provista been a combined company during the specified periods. The actual results reported in periods following the acquisition may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this pro forma financial information.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Todos Medical and Provista, and their respective management’s discussion and analysis of financial condition and results of operations included elsewhere in this information statement. Provista’s historical audited financial statements for the years ended December 31, 2020, and 2019 are derived from Provista’s financial statements attached hereto.

The Company allocated the Agreement to Purchase price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to Provista’s businesses, the assumptions and estimates herein could change significantly. The allocation is dependent upon certain valuation and other studies that are not yet final. There can be no assurances that these final valuations will not result in material changes to the estimated allocation. The Agreement to Purchase and related financing are presented on the pro forma statements of operations as if they occurred on January 1, 2020. The convertible promissory note is accounted for at fair value. For purposes of the pro forma statements, we assumed that the fair value remained the same with no change affecting the statements of operations for the periods presented.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of Todos Medical may materially vary from those of Provista. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the acquisition, management will conduct a final review of Provista’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Provista’s results of operations or reclassification of assets or liabilities to conform to Todos Medical’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(U.S. dollars in thousands except share and per share amounts)

	Todos Medical Ltd.	Provista Diagnostics, Inc.	Pro Forma Adjustments	Note	Pro Forma
A s s e t s
Current Assets
Cash and cash equivalents	136	73	-		209
Trade receivables	419	66	(66)	4a	419
Inventories	1,590	-	-		1,590
Other current assets	161	-	-		161
T o t a l Current assets	2,306	139	(66)		2,379

Non-current Assets
Investment in affiliated companies accounted for under equity method, net	680	-	-		680
Goodwill	-	-	7,761	3	7,761
Technology	-	-	1,500	3	1,500
Investment in other company	455	-	-		455
Property and equipment, net	2,596	183	-		2,779
Security deposit	-	3	-		3
Prepaid expenses	361	-			361
T o t a l non-current assets	4,092	186	9,261		13,539

T o t a l assets	6,398	325	9,195		15,918

Liabilities and Shareholders’ Equity
Current Liabilities
Loans, net	2,175	-			2,175
Accounts payable	1,346	82	2,434	3, 4a	3,862
Deferred tax liability	-	-	41	3	41
Other current liabilities	3,003	1	-		3,004
Current amount of liability for minimum royalties	293	-	-		293
T o t a l current liabilities	6,817	83	2,475		9,375

Non-current Liabilities
Convertible bridge loans, net	15,885		4,989		20,874
Derivative warrants liability, net	100	-	-		100
Deferred tax liability	-	-	274	3	274
Fair value of bifurcated convertible feature of convertible bridge loans	2,859	-	-		2,859
Liability for minimum royalties, net of current amount	195	-			195
T o t a l non-current liabilities	19,039	-	5,263		24,302

T o t a l liabilities	25,856	83	-		33,677

Stockholders’ deficit	(19,458)	242	1,457		(17,759)
T o t a l liabilities and stockholders’ deficit	6,398	325	9,195		15,918

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

(U.S. dollars in thousands except share and per share amounts)

	Todos Medical Ltd.	Provista Diagnostics, Inc.	Pro Forma Adjustments	Note	Pro Forma

Revenues	5,031	133	(133)		5,031
Cost of revenues	(3,235)	(137)	133		(3,239)
Gross profit	1,796	(4)	-		1,792

Research and development expenses	(713)	-	-		(713)
Sales and marketing expenses	(1,358)	-	-		(1,358)
General and administrative expenses	(1,562)	-	(52)	4e	(1,614)
Operating loss	(1,837)	(4)	(52)		(1,893)
Financing expenses, net	(15,654)	-	-		(15,654)
Other expenses	-	(1)	-		(1)
Share in losses of affiliated companies accounted for under equity method, net	(66)	-	-		(66)
Net loss	(17,557)	(5)	(52)		(17,614)

basic and diluted net loss per share	(0.04)				(0.04)
Weighted average number of ordinary shares outstanding attributable to ordinary shareholders used in computing basic net loss per share	462,650,478				462,650,478
Weighted average number of ordinary shares outstanding attributable to ordinary shareholders used in computing diluted net loss per share	464,214,552				464,214,552

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(U.S. dollars in thousands except share and per share amounts)

	Todos Medical Ltd.	Provista Diagnostics, Inc.	Pro Forma Adjustments	Note	Pro Forma

Revenues	5,207	610	(515)		5,302
Cost of revenues	(3,818)	(655)	515		(3,958)
Gross profit	1,389	(45)	-		1,344

Research and development expenses	(9,863)	-	-		(9,863)
Sales and marketing expenses	(3,058)	-	-		(3,058)
General and administrative expenses	(2,729)	-	(176)	4e	(2,905)
Operating loss	(14,261)	(45)	(176)		(14,482)
Financing expenses, net	(14,312)	-	-		(14,312)
Share in losses of affiliated companies accounted for under equity method, net	(1,200)	-	-		(1,200)
Net loss	(29,773)	(45)	(176)		(29,994)

basic and diluted net loss per share	(0.11)				(0.11)
Weighted average shares outstanding - basic and diluted	259,176,541				259,176,541

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

Todos Medical Ltd. (the “Company” or “Todos Medical”) was incorporated under the laws of the State of Israel and commenced its operations on April 22, 2010. The Company develops life-saving diagnostic solutions for the early detection of a variety of cancers. The Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a proprietary cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos Medical’s two internally developed cancer-screening tests, TMB-1 and TMB-2, have received a CE mark in Europe.

Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease. The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. LymPro is unique in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

Additionally, commencing 2020, the Company through its U.S. subsidiary (Corona Diagnostics, LLC) has entered into several distribution agreements with other companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple third-party manufacturers after completing validation of said testing kits and supplies in certified laboratories in the United States.

Provista Diagnostics, Inc. (“Provista”) was incorporated in the state of Nevada on November 12, 2009, and subsequently converted to a Delaware corporation on February 8, 2012. Provista operates a laboratory for purposes of test validation and commercialization activities related to the distribution and sampling of COVID-19 testing. The Company’s principal office location and laboratory is located in Alpharetta, Georgia.

On April 19, 2021, the Company entered into an Agreement to Purchase Provista with SIH, Ascenda and Provista. Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Company common shares priced at $0.0512 per share, the issuance of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021, of $1.25 million in cash (the “July Payment”). The Provista shares acquired by the Company shall remain in an escrow account until the July Payment is made. The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Company common shares at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the common shares prior to the date of conversion. In the event that the Company uplists its common shares to a national securities exchange, the Note shall automatically be exchanged into preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provided there is no transaction associated with the uplisting, or (c) the deal price of an uplisting transaction. The Company’s obligation to deliver the July Payment by July 1, 2021, was secured by the Provista shares through a Security Agreement dated as of April 19, 2021, by and between SIH, Ascenda and Provista. The Company has the option of extending (and did extend) the payment of the July Payment to July 15, 2021, by paying SIH and Ascenda $250,000 on or before July 1, 2021 (the “Extension Payment”). In the event the Company pays the July Payment by July 15, 2021, the Extension Payment shall be credited towards the July Payment.

1. Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of Provista by Todos Medical might have affected Todos Medical ‘s historical financial statements if the transaction had been consummated at an earlier time.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, is presented as if the Agreement to Purchase closed on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and for the three months ended March 31, 2021, are presented as if the Agreement to Purchase closed on January 1, 2020.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that Todos Medical will obtain in the future, or that Todos Medical would have obtained if the Acquisition had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Todos Medical believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Todos Medical.

2. Preliminary purchase price allocation

On April 19, 2021, Todos Medical acquired Provista for total consideration of approximately $8,160 thousand. The Company financed the acquisition through the issuance of shares, additional convertible loans and cash payments. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Provista based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes. The following table shows the preliminary allocation of the purchase price for Provista to the acquired identifiable assets, assumed liabilities and pro forma goodwill:

U.S. dollars in thousands

Cash payment	2,500
Consideration in Shares	1,699
Fair value of convertible promissory note	4,989
Total purchase price	9,188

Cash and cash equivalents	73
Trade receivables	66
Property and equipment, net	183
Security deposit	3
Technology intangible asset	1,500
Total identifiable assets	1,825

Accounts payable	(82)
Deferred tax liability	(315)
Due to related party	(1)
Total liability assumed	(398)

Total pro forma goodwill	7,761

2. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transactions contemplated by the Agreement to Purchase, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	Intercompany balances were eliminated at consolidation.

b.	Preliminary fair value adjustment to acquired technology intangible assets and goodwill.

c.	Preliminary fair value adjustment to the convertible promissory note dated April 19, 2021.

d.	Preliminary fair value adjustment to deferred tax liability arising from technology intangible assets recorded.

e.	Amortization expenses related to acquired technology intangible assets.